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                                                                     EXHIBIT 5.1

          [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]
                           [LOGO OF AKIN LETTERHEAD]


                                November 5, 1999

Wyndham International, Inc
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Ladies and Gentlemen:

   We have acted as counsel to Wyndham International, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, Registration No. 333-85029 (as amended, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, for the registration of (i) up to 3,000,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and (ii) an indeterminable number of shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"). In connection with the registration and offering thereby of the Series A Preferred Stock, the Company will issue transferable rights to purchase up to an aggregate of 3,000,000 shares of Series A Preferred Stock (the "Rights" and, together with the Series A Preferred Stock and the Common Stock, the "Securities").

   We have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

   In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed that the Securities shall be issued for consideration that has a value of at least the par value thereof in the case of the Series A Preferred Stock and Common Stock. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

   Based upon such examination and representations, we advise you that, in our opinion, the Securities have been duly authorized, and (i) upon issuance of the Rights in conformity with and pursuant to the Registration Statement, (ii) upon issuance of the shares of Series A Preferred Stock upon the exercise of Rights in
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accordance with the terms described in the Registration Statement, and (iii)
upon conversion of Series A Preferred Stock into Common Stock at the current Conversion Price, as such term is defined in the Certificate of Designation of Series A Convertible Preferred Stock of Wyndham International, Inc., dated June 29, 1999 (the "Certificate of Designation"), of $8.59 per share and otherwise in accordance with the terms of the Certificate of Designation, such Securities will be validly issued, fully paid and non-assessable.

   The foregoing opinion is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of any other law.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

   This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                     Very truly yours,

                                       /s/ Akin, Gump, Strauss, Hauer & Feld,
                                                       L.L.P.
                                     __________________________________________

                                     AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.